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                                                                      Exhibit 14

                  Schedule of transactions in the Common Stock
                            by the Reporting Persons
                   from February 5, 1998 through March 9, 1998


(i)  PVF

                             Number of                    Price
                              Shares                       Per
Date                         Purchased                    Share(a)
----                         ---------                    --------

2/27/98                        50,000                       $4.75
3/5/98                         40,000                       $5.80


(ii)  UCC

                             Number of                    Price
                              Shares                       Per
Date                         Purchased                    Share(a)
----                         ---------                    --------

None.


(iii)  Nazarian

                             Number of                    Price
                              Shares                       Per
Date                         Purchased                    Share(a)
----                         ---------                    --------

3/5/98                         11,000                     $5.88
3/5/98                          4,000                     $5.81


(iv)  Salimpour

                             Number of                    Price
                              Shares                       Per
Date                         Purchased                    Share(a)
----                         ---------                    --------

None.




Note:
(a) Price does not include commission.